UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 10, 2011

Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on May 10, 2011, the following proposals were adopted by the margins indicated:

1.           To elect two Class II directors, each to serve until the annual meeting of stockholders of the Company to be held in 2014 and until his succession is duly elected and has qualified:

	FOR	WITHHOLD AUTHORITY	ABSTAIN	BROKER NON-VOTE
William L. Transier	78,303,578	2,092,284	0	6,902,673
John T. Mills	77,353,117	2,525,292	0	6,902,673

    In addition to Messrs. Transier and Mills, the following directors continue to serve on our board following the Annual Meeting:  Quinn J. Hébert, Todd A. Dittmann, Owen E. Kratz and David E. Preng.

2.           To approve, on an advisory basis, the compensation of our Named Executive Officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
77,353,117	1,591,885	1,450,860	6,902,673

    3.           To approve, on an advisory basis, the frequency of an advisory vote on the compensation of our Named Executive Officers:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTE
65,074,527	115,216	13,765,927	1,440,192	6,902,673

In accordance with the results of this vote, the Board of Directors determined to implement an annual advisory vote on the compensation of our Named Executive Officers until the next required vote on the frequency of stockholder votes on the compensation of executives. The Company is required to hold such a vote on frequency every six years.

4.           To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
87,178,045	96,954	23,536	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa M. Buchanan
Lisa M. Buchanan Executive Vice President, General Counsel and Secretary

Date:   May 13, 2011